Exhibit 99.1

Caliber ANNOUNCES PRICING OF UPSIZED Initial Public Offering

SCOTTSDALE, Ariz., May 16, 2023--(BUSINESS WIRE)--CaliberCos Inc. ("Caliber"), a vertically integrated alternative asset manager, today announced the pricing of its upsized initial public offering of 1,200,000 shares of its Class A common stock at a public offering price of $4.00 per share, for aggregate gross proceeds of $4.8 million before deducting underwriting discounts, commissions, and other offering expenses.

In addition, the Company has granted the underwriters an option to purchase up to 15% of additional shares of Class A common stock, less underwriting discounts and commissions, for 45 days to cover over-allotments, if any. The offering is expected to close on or about May 19, 2023, subject to satisfaction of customary closing conditions.

The shares are expected to begin trading on NASDAQ on May17, 2023, under the symbol "CWD." The Company intends to use the net proceeds of the offering to increase its capitalization and financial flexibility, create a public market for its Class A common stock, facilitate its future access to the capital markets and for other general corporate purposes.

Spartan Capital Securities, LLC is the sole bookrunner for the offering. Manatt, Phelps & Phillips, LLP represented Caliber and Bevilacqua PLLC acted as counsel for Spartan Capital Securities, LLC.

A registration statement on Form S-1 is filed with the U.S. Securities and Exchange Commission (SEC) and was amended and declared effective on May 15, 2023. A final prospectus relating to this offering will be filed with the SEC. Copies of the prospectus relating to this offering may be obtained from: Spartan Capital Securities, LLC, 45 Broadway - 19th Floor, New York, NY 10006, by telephone at (516) 413-5210, or by email at sfaucetta@spartancapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Caliber

Caliber is a leading vertically integrated alternative asset management firm whose purpose is to build generational wealth for investors seeking to access opportunities in middle-market assets. Caliber differentiates itself by creating, managing, and servicing proprietary products, including middle-market investment funds, private syndications, and direct investments which are managed by our in-house asset services group. Our funds include investment vehicles focused primarily on real estate, private equity, and debt facilities. We market our services through direct sales to private investors, wholesaling to investment advisers, direct sales to family offices and institutions, and through in-house client services. Additional information can be found at Caliberco.com.

Forward Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:

Tamara Gonzalez

Financial Profiles

+1 310-622.8234

Tgonzalez@finprofiles.com

Media:

Kelly McAndrew

Financial Profiles

+1 310-622-8239

KMcAndrew@finprofiles.com

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